Exhibit 99.1

EastGroup Properties Announces
Third Quarter 2026 Results

Quarter Highlights

•Net Income Attributable to Common Stockholders of $1.46 Per Diluted Share for Third Quarter 2026 Compared to $1.26 Per Diluted Share for Third Quarter 2025
•Funds from Operations (“FFO”), Excluding Gain on Involuntary Conversion and Business Interruption Claims, of $2.45 Per Diluted Share for Third Quarter 2026 Compared to $2.27 Per Diluted Share for Third Quarter 2025, an Increase of 7.9%
•Same Property Net Operating Income for the Same Property Pool, Excluding Income From Lease Terminations, Increased 5.3% on a Straight-Line Basis and 7.1% on a Cash Basis for Third Quarter 2026 Compared to the Same Period in 2025
•Operating Portfolio was 97.3% Leased and 96.5% Occupied as of September 30, 2026; Average Month-End Occupancy of Operating Portfolio was 96.1% for Third Quarter 2026 as Compared to 95.7% for Third Quarter 2025
•Rental Rates on New and Renewal Leases Increased an Average of 36.3% on a Straight-Line Basis
•Entered into Forward Equity Sale Agreements for Approximately $486 Million at an Initial Weighted Average Forward Price of $202.06 Per Share
•Transferred a 100% Leased Development Project in Orlando Containing 113,000 Square Feet to the Operating Portfolio
•Started Construction of Four Development Projects and One Redevelopment Project Totaling 998,000 Square Feet with Projected Total Costs of Approximately $162 Million
•Signed 11 Leases on Active Development and First Generation Development Properties From July 1, 2026 through October 20, 2026, Totaling Approximately 503,000 Square Feet
•Acquired Two Operating Properties Containing 531,000 Square Feet and 107 Acres of Development Land for Approximately $164 Million
•Subsequent to Quarter-End, Acquired Three Operating Properties Containing 1,031,000 Square Feet and 25 Acres of Development Land for Approximately $262 Million
•Declared 187th Consecutive Quarterly Cash Dividend: Increased the Dividend by $0.20 Per Share (12.9%) to $1.75 Per Share

JACKSON, MISSISSIPPI, October 21, 2026 - EastGroup Properties, Inc. (NYSE: EGP) (the “Company”, “we”, “us”, “our” or “EastGroup”) announced today the results of its operations for the three and nine months ended September 30, 2026.

Commenting on EastGroup’s performance, Marshall Loeb, CEO, stated, “The team and the portfolio performed ahead of expectations this quarter and so far this year. The leasing environment has been much more stable than headlines would lead one to expect. This activity is exciting as we begin to turn the page into 2027. Looking beyond the current environment, I remain bullish on the continuing external trends benefitting our shallow bay, last mile, high-growth market portfolio.”

Reid Dunbar, President, added, “Continued leasing momentum gave us the confidence to raise our development starts again, to $390 million for the year, and attractive opportunities allowed us to increase our acquisition guidance to $360 million. Supported by our strong balance sheet, we remain focused on deploying capital with discipline and creating long-term value for our shareholders.”

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601.354.3555 | www.eastgroup.net

EARNINGS PER SHARE

Three Months Ended September 30, 2026
On a diluted per share basis, earnings per common share (“EPS”) were $1.46 for the three months ended September 30, 2026, compared to $1.26 for the same period of 2025. The increase in EPS was primarily due to the following:
•The Company’s property net operating income (“PNOI”) was $147,890,000 ($2.75 per diluted share) for the three months ended September 30, 2026, as compared to $134,374,000 ($2.52 per diluted share) for the same period of 2025, which was an increase of $0.23 per diluted share.
•EastGroup recognized gains on sales of non-operating real estate of $4,709,000 ($0.09 per diluted share) during the three months ended September 30, 2026. There were no land sales during the three months ended September 30, 2025.

The increase in EPS was partially offset by the following:
•Depreciation and amortization expense was $58,206,000 ($1.08 per diluted share) for the three months ended September 30, 2026, as compared to $54,131,000 ($1.02 per diluted share) for the same period of 2025, which was an increase of $0.06 per diluted share.
•Interest expense was $9,617,000 ($0.18 per diluted share) for the three months ended September 30, 2026, as compared to $7,685,000 ($0.14 per diluted share) for the same period of 2025, which was an increase of $0.04 per diluted share.
•Weighted average shares outstanding increased by 580,000 shares on a diluted basis for the three months ended September 30, 2026, as compared to the same period of 2025.

Nine Months Ended September 30, 2026
EPS for the nine months ended September 30, 2026 were $4.63 per diluted share, as compared to $3.60 per diluted share for the same period of 2025. The increase in EPS was primarily due to the following:

•PNOI was $430,826,000 ($8.02 per diluted share) for the nine months ended September 30, 2026, as compared to $389,736,000 ($7.41 per diluted share) for the same period of 2025, which was an increase of $0.61 per diluted share.
•EastGroup recognized gains on sales of real estate investments of $30,074,000 ($0.56 per diluted share) during the nine months ended September 30, 2026. There were no sales during the nine months ended September 30, 2025.
•EastGroup recognized gains on sales of non-operating real estate of $4,709,000 ($0.09 per diluted share) during the nine months ended September 30, 2026. There were no land sales during the nine months ended September 30, 2025.

The increase in EPS was partially offset by the following:
•Depreciation and amortization expense was $170,109,000 ($3.17 per diluted share) for the nine months ended September 30, 2026, as compared to $159,663,000 ($3.03 per diluted share) for the same period of 2025, which was an increase of $0.14 per diluted share.
•Interest expense was $27,686,000 ($0.52 per diluted share) for the nine months ended September 30, 2026, as compared to $23,400,000 ($0.44 per diluted share) for the same period of 2025, which was an increase of $0.08 per diluted share.
•Weighted average shares outstanding increased by 1,100,000 shares on a diluted basis for the nine months ended September 30, 2026, as compared to the same period of 2025.

FUNDS FROM OPERATIONS AND PROPERTY NET OPERATING INCOME

Three Months Ended September 30, 2026
For the three months ended September 30, 2026, both funds from operations attributable to common stockholders (“FFO”) and FFO, Excluding Gain on Involuntary Conversion and Business Interruption Claims, were $2.45 per diluted share compared to $2.27 per diluted share during the same period of 2025, an increase of 7.9%.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601.354.3555 | www.eastgroup.net

PNOI increased by $13,516,000, or 10.1%, during the three months ended September 30, 2026, compared to the same period of 2025. PNOI increased $6,809,000 due to same property operations (based on the same property pool), $4,156,000 due to newly developed and value-add properties, and $3,213,000 due to 2025 and 2026 acquisitions. PNOI decreased $634,000 due to operating properties sold in 2025 and 2026.

Same PNOI, Excluding Income from Lease Terminations, increased 5.3% on a straight-line basis for the three months ended September 30, 2026, compared to the same period of 2025; on a cash basis (excluding straight-line rent adjustments and amortization of above/below market rent intangibles), Same PNOI increased 7.1%.  Same property average occupancy was 96.9% for the three months ended September 30, 2026, compared to 96.7% for the same period of 2025. The same property average rental rate was $9.46 for the three months ended September 30, 2026, compared to $8.99 per square foot for the same period of 2025.

On a straight-line basis, rental rates on new and renewal leases signed during the three months ended September 30, 2026 (representing 4.6% of the operating portfolio’s square footage) increased an average of 36.3%.

Nine Months Ended September 30, 2026
FFO for the nine months ended September 30, 2026, were $7.15 per diluted share compared to $6.64 per diluted share during the same period of 2025, an increase of 7.7%.

FFO, Excluding Gain on Involuntary Conversion and Business Interruption Claims, were $7.11 per diluted share for the nine months ended September 30, 2026, compared to $6.61 per diluted share for the same period of 2025, an increase of 7.6%.

PNOI increased by $41,090,000, or 10.5%, during the nine months ended September 30, 2026, compared to the same period of 2025. PNOI increased $23,236,000 due to same property operations (based on the same property pool), $10,426,000 due to newly developed and value-add properties, and $8,836,000 due to 2025 and 2026 acquisitions. PNOI decreased $1,677,000 due to operating properties sold in 2025 and 2026.

Same PNOI, Excluding Income from Lease Terminations, increased 6.3% on a straight-line basis for the nine months ended September 30, 2026, compared to the same period of 2025; on a cash basis (excluding straight-line rent adjustments and amortization of above/below market rent intangibles), Same PNOI increased 8.2%. Same property average occupancy was 97.0% for the nine months ended September 30, 2026, compared to 96.4% for the same period of 2025. The same property average rental rate was $9.36 per square foot for the nine months ended September 30, 2026, compared to $8.81 per square foot for the same period of 2025.

On a straight-line basis, rental rates on new and renewal leases signed during the nine months ended September 30, 2026 (representing 12.3% of the operating portfolio’s square footage) increased an average of 35.6%.

The same property pool for the three and nine months ended September 30, 2026 includes properties which were included in the operating portfolio for the entire period from January 1, 2025 through September 30, 2026; this pool is comprised of properties containing 58,047,000 square feet. Same property average occupancy represents the average month-end percentage of leased square footage for which the lease term has commenced as compared to the total leasable square footage for the same operating properties owned during the entire current and prior year reporting periods (January 1, 2025 through September 30, 2026). The same property average rental rate calculated on a straight-line basis represents the average annual rental rates of leases in place for the same operating properties owned during the entire current and prior year reporting periods (January 1, 2025 through September 30, 2026).

FFO, FFO Excluding Gain on Involuntary Conversion and Business Interruption Claims, PNOI, and Same PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Same PNOI, and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO and FFO, Excluding Gain on Involuntary Conversion and Business Interruption Claims, are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601.354.3555 | www.eastgroup.net

ACQUISITIONS AND DISPOSITIONS

As previously announced, in July 2026, EastGroup acquired Airgate Mesa Corporate Center in Phoenix for $27,688,000. The 143,000 square foot industrial building was developed in 2022 and is 100% leased to a single tenant. Also in July 2026, as previously announced, the Company acquired Harris Ridge Business Center in Austin for $82,268,000. The property is comprised of 5 buildings containing 388,000 square feet and is currently 95% leased to 10 tenants.

In August 2026, as previously announced, the Company acquired 69.5 acres of development land in the Northeast Dallas submarket for $38,049,000. The land, known as Frisco Park 121 Phase 2 Land, is adjacent to the Company’s previously acquired Frisco Park 121 Land and expands the existing development plan from 4 buildings totaling approximately 350,000 square feet to 11 buildings totaling approximately 1,000,000 square feet.

Also as previously announced, in September 2026, EastGroup acquired 30.3 acres of development land, known as Crossroads Logistics Park Phase 2 Land, for $13,266,000. This land acquisition expands EastGroup’s existing park located in the East Tampa submarket, increasing the existing development plan from three buildings totaling approximately 500,000 square feet to five buildings totaling approximately 850,000 square feet.

Also, in September 2026, the Company acquired 7.5 acres of development land in the space coast market in Melbourne, FL, known as Crane Creek Commerce Center Land, for $2,781,000. This site is expected to accommodate the future development of a 69,000 square foot building.

Subsequent to September 30, 2026, EastGroup closed on the acquisition of a property in the Northeast submarket of Dallas for approximately $89,000,000. The property, which was constructed in 2025, includes three business distribution buildings containing 375,000 square feet, which are currently 91% leased to three tenants.

Also in October 2026, the Company closed on the acquisition of a business distribution building containing 202,000 square feet in the Dallas-Fort Worth International Airport submarket for approximately $30,000,000. The building, subject to a ground lease, was built in 2023 and is 100% leased to a single tenant.

Also subsequent to September 30, 2026, EastGroup closed on the acquisition of three business distribution buildings in the North Denver submarket for approximately $95,000,000. The buildings, which contain 454,000 square feet, were constructed in 2025 and are 100% leased to four tenants.

Also in October 2026, the Company acquired 24.9 acres of development land in Miami for approximately $48,000,000. This site is expected to accommodate the future development of two buildings containing approximately 371,000 square feet.

As previously announced, in July 2026, the Company sold a 6.9 acre parcel of land in Miami for $14,250,000. A gain of $4,709,000 was recognized during the three months ended September 30, 2026; this gain is excluded from FFO.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601.354.3555 | www.eastgroup.net

DEVELOPMENT AND VALUE-ADD PROPERTIES

During the third quarter of 2026, EastGroup began construction of four development projects and one redevelopment project totaling 998,000 square feet, with projected total costs of $162,200,000. The development and redevelopment projects started during the nine months ended September 30, 2026 are detailed in the table below:

Development and Redevelopment Projects Started During the Nine Months Ended September 30, 2026	Location	Size	Anticipated Transfer Date	Projected Total Costs
		(Square feet)		(In thousands)
Country Club 5 Expansion (1)	Tucson, AZ	101,000	05/2027	$9,800
Crossroads 3	Tampa, FL	156,000	10/2027	26,900
Oak Creek 1 (2)	Tampa, FL	222,000	10/2027	4,200
Grand West Crossing 3 & 4	Houston, TX	128,000	02/2028	18,900
World Houston 48	Houston, TX	191,000	03/2028	18,800
Skyway 3	Charlotte, NC	156,000	04/2028	20,400
Brightstar 100	Atlanta, GA	196,000	05/2028	21,700
Miramar Business Center	San Diego, CA	60,000	05/2028	53,100
Schertz Summit Park 1 & 2	San Antonio, TX	202,000	07/2028	27,700
Basswood 6 & 7	Fort Worth, TX	294,000	09/2028	40,600
Bell Creek 1 & 2	Tampa, FL	226,000	10/2028	42,600
Total Development Projects Started		1,932,000		$284,700

(1) 100% pre-leased expansion of an existing building that currently contains 305,000 square feet.
(2) Represents a redevelopment project.

Subsequent to September 30, 2026, the Company began construction of Gateway Interchange C, D & E in Phoenix, which is anticipated to accommodate the future development of three buildings containing approximately 295,000 square feet, with projected total costs of $54,300,000.

At September 30, 2026, EastGroup’s development and value-add program consisted of 21 projects (4,061,000 square feet) in 14 markets. The projects, which were collectively 25% leased as of October 20, 2026, have a projected total cost of $636,700,000, of which $251,460,000 remained to be invested as of September 30, 2026.

During the third quarter of 2026, EastGroup transferred one project in Orlando to the operating portfolio. The Company transfers projects to the operating portfolio at the earlier of 90% occupancy or one year after completion. The project contains 113,000 square feet and was 100% leased as of October 20, 2026.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601.354.3555 | www.eastgroup.net

The development projects transferred to the operating portfolio during the nine months ended September 30, 2026 are detailed in the table below:

Development, Redevelopment and Value-Add Properties Transferred to the Operating Portfolio During the Nine Months Ended September 30, 2026	Location	Size	Transfer Date	Cumulative Cost as of 9/30/26	Percent Leased as of 10/20/26
		(Square feet)		(In thousands)

Denton 35 Exchange 1 & 2	Dallas, TX	244,000	02/2026	$33,604	100%
Skyway 1 & 2	Charlotte, NC	318,000	03/2026	38,781	79%
Grand West Crossing 2	Houston, TX	97,000	04/2026	11,854	100%
Texas Avenue 1 & 2	Austin, TX	129,000	04/2026	21,772	83%
World Houston 46	Houston, TX	181,000	04/2026	17,047	100%
Dominguez (1)	Los Angeles, CA	262,000	06/2026	7,867	100%
Horizon West 9	Orlando, FL	113,000	08/2026	14,819	100%
Total Projects Transferred		1,344,000		$145,744	94%

Projected Stabilized Yield (2)	9.4%

(1) Represents a redevelopment project.
(2) Weighted average yield based on projected stabilized annual property net operating income on a straight-line basis at 100% occupancy divided by projected total costs. The projected stabilized yield excluding the redevelopment project is 7.7%.

DIVIDENDS

EastGroup declared a cash dividend of $1.75 per share of common stock in the third quarter of 2026, which represented a 12.9% increase over the previous quarter’s dividend. The third quarter dividend, which was paid on October 15, 2026, was the Company’s 187th consecutive quarterly cash distribution to shareholders. The Company has increased or maintained its dividend for 34 consecutive years and has increased it 31 years over that period, including increases in each of the last 15 years. The annualized dividend rate of $7.00 per share represents a dividend yield of 3.5% based on the closing stock price of $201.25 on October 20, 2026.

FINANCIAL STRENGTH AND FLEXIBILITY

EastGroup continues to maintain a strong and flexible balance sheet.  Debt-to-total market capitalization was 14.6% at September 30, 2026.  The Company’s interest and fixed charge coverage ratio was 14.7x and 14.9x for the three and nine months ended September 30, 2026, respectively. The Company’s annualized ratio of debt to earnings before interest, taxes, depreciation and amortization for real estate (“EBITDAre”) was 3.2x and 3.3x for the three and nine months ended September 30, 2026, respectively. EBITDAre and the Company’s interest and fixed charge coverage ratio are non-GAAP financial measures defined under Definitions later in this release. Refer to the schedule “Reconciliations of GAAP to Non-GAAP Measures” attached for the calculation of the Company’s interest and fixed charge coverage ratio, the debt to EBITDAre ratio, and the reconciliation of Net Income to EBITDAre.

During the three months ended September 30, 2026, the Company entered into forward equity sale agreements with respect to 2,402,931 shares of common stock with an initial weighted average forward price of $202.06 per share totaling approximately $485,531,000 based on the initial forward price. The Company did not receive any proceeds from the sale of common shares by the forward purchasers at the time it entered into forward equity sale agreements. As of October 20, 2026, EastGroup had 3,443,388 shares of common stock available for settlement prior to the expiration of the applicable settlement periods ranging from February 2027 to February 2028, for anticipated net sales of approximately $685,234,000, based on a weighted average forward price of $199.00 per share.

Subsequent to September 30, 2026, EastGroup repaid a $100,000,000 senior unsecured term loan at maturity with an effectively fixed interest rate of 1.98%.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601.354.3555 | www.eastgroup.net

OUTLOOK FOR 2026

We now estimate EPS for 2026 to be in the range of $5.99 to $6.05 and FFO per share attributable to common stockholders for 2026 to be in the range of $9.62 to $9.68. The table below reconciles projected net income attributable to common stockholders to projected FFO. The Company is providing a projection of estimated net income attributable to common stockholders in order to meet the disclosure requirements of the U.S. Securities and Exchange Commission.

EastGroup’s projections are based on management’s current beliefs and assumptions about our business, the industry and the markets in which we operate; there are known and unknown risks and uncertainties associated with these projections. We assume no obligation to update publicly any forward-looking statements, including our Outlook for 2026, whether as a result of new information, future events or otherwise. Please refer to the “Forward-Looking Statements” disclosures included in this earnings release and “Risk Factors” disclosed in our annual and quarterly reports filed with the Securities and Exchange Commission for more information.

The following table presents the guidance range for 2026:

	Low Range		High Range
	Q4 2026	Y/E 2026	Q4 2026	Y/E 2026
	(In thousands, except per share data)

Net income attributable to common stockholders	$74,230	322,757	77,464	325,991
Depreciation and amortization	60,019	230,220	60,019	230,220
Gain on sales of real estate investments and non-operating real estate	—	(34,783)	—	(34,783)
Funds from operations attributable to common stockholders*	$134,249	518,194	137,483	521,428

Weighted average shares outstanding — Diluted	54,394	53,892	54,394	53,892
Per share data (diluted):
Net income attributable to common stockholders	$1.36	5.99	1.42	6.05
Funds from operations attributable to common stockholders*	2.47	9.62	2.53	9.68
*This is a non-GAAP financial measure. Please refer to Definitions.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601.354.3555 | www.eastgroup.net

The following assumptions were used for the mid-point:

Metrics	Revised Guidance for Year 2026	July Earnings Release Guidance for Year 2026	Actual for Year 2025
FFO per share for the year (see Q4 projections in the table above)	$9.62 - $9.68	$9.52 - $9.66	$8.98
FFO per share increase over prior year	7.5%	6.8%	7.5%
FFO per share, excluding gain on involuntary conversion and business interruption claims	$9.58 - $9.64	$9.48 - $9.62	$8.95
FFO per share increase over prior year, excluding gain on involuntary conversion and business interruption claims	7.4%	6.7%	7.7%
Same PNOI growth: cash basis (1)	7.2% - 7.8% (2)	6.3% - 7.3% (2)	6.7%
Average month-end occupancy — Operating portfolio	95.6% - 96.2% (3)	95.3% - 96.1%	95.9%
Average month-end occupancy — Same property pool	96.7% - 97.3% (2)	96.3% - 97.1% (2)	96.5%
Development starts:
Square feet	2.5 million	2.2 million	1.4 million
Projected total investment	$390 million	$325 million	$179 million
Operating property acquisitions	$360 million	$215 million	$143 million
Operating property dispositions (Potential gains or losses on dispositions are not included in the projections)	$44 million	$75 million	$4 million
Gross capital proceeds (4)	$625 million (5)	$300 million	$517 million
General and administrative expense	$26.8 million	$26.7 million	$24.0 million

(1) Excludes straight-line rent adjustments, amortization of market rent intangibles for acquired leases, and income from lease terminations.
(2) Includes properties which have been in the operating portfolio since 1/1/25 and are projected to be in the operating portfolio through 12/31/26; includes 58,047,000 square feet.
(3) Represents estimated average month-end operating portfolio occupancy from January-December 2026.
(4) Gross capital proceeds includes proceeds raised from external sources, such as new long-term debt or equity issuances; excludes borrowings on unsecured bank credit facilities.
(5) Assumes issuance of approximately 3,000,000 shares under the continuous common equity program, including direct common stock issuance and settlement of outstanding forward equity agreements, during the three months ended December 31, 2026.

DEFINITIONS

Net income is used by the Company’s management as the primary measure of operating results in making decisions. Investor and industry analysts primarily utilize two supplemental operating performance measures in analyzing operating results, which include: (1) funds from operations attributable to common stockholders (“FFO”), including FFO as adjusted as described below, and (2) property net operating income (“PNOI”), as defined below.

FFO is computed in accordance with standards established by the National Association of Real Estate Investment Trusts, Inc. (“Nareit”).  Nareit’s guidance allows preparers an option as it pertains to whether gains or losses on sale, or impairment charges, on real estate assets incidental to a real estate investment trust’s (“REIT’s”) business are excluded from the calculation of FFO. EastGroup has made the election to exclude activity related to such assets that are incidental to our business. FFO is calculated as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding gains and losses from sales of real estate property (including other assets incidental to the Company’s business) and impairment losses, adjusted for real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

FFO, Excluding Gain on Involuntary Conversion and Business Interruption Claims, is calculated as FFO (as defined above), adjusted to exclude gains on involuntary conversion and business interruption claims. The Company believes that this exclusion presents a more meaningful comparison of operating performance across periods.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601.354.3555 | www.eastgroup.net

PNOI is defined as Income from real estate operations less Expenses from real estate operations (including market-based internal management fee expense) plus the Company’s share of income and property operating expenses from its less-than-wholly-owned real estate investments. EastGroup may refer to PNOI from Same Properties as “Same PNOI” in this press release and the accompanying reconciliation; the Company also presents Same PNOI Excluding Income from Lease Terminations. The Company presents Same PNOI and Same PNOI, Excluding Income from Lease Terminations, as a property-level supplemental measure of performance used to evaluate the performance of the Company’s investments in real estate assets and its operating results on a same property basis. The Company believes it is useful to evaluate Same PNOI, Excluding Income from Lease Terminations, on both a straight-line and cash basis. The straight-line basis is calculated by averaging the customers’ rent payments over the lives of the leases; GAAP requires the recognition of rental income on a straight-line basis. The cash basis excludes adjustments for straight-line rent and amortization of market rent intangibles for acquired leases; cash basis is an indicator of the rents charged to customers by the Company during the periods presented and is useful in analyzing the embedded rent growth in the Company’s portfolio. “Same Properties” is defined as operating properties owned during the entire current period and prior year reporting period. Operating properties are stabilized real estate properties (land, buildings and improvements) that make up the Company’s operating portfolio. Properties developed or acquired are excluded from the same property pool until held in the operating portfolio for both the current and prior year reporting periods. Properties sold during the current or prior year reporting periods are also excluded. A key component of the change in PNOI is the rental rate change on new and renewal leases. The Company calculates rental rate changes on new and renewal leases on a cash basis and straight-line basis. The cash basis rental changes are calculated as the difference, weighted by square feet, of the annualized base rent due the first month of the new lease’s term and the annualized base rent of the rent due the last month of the former lease’s term, for leases signed during the reporting period. If free rent, discounts, or premiums are in the lease terms, then the first full rent value is used. The straight-line basis rental changes are calculated as the difference, weighted by square feet, of the average rent over the life of the new lease and the average rent over the life of the former lease, for leases signed during the reporting period. Rent amounts exclude amortization of market rent intangibles for acquired leases, additional rent charged when a tenant remains in occupancy after lease expiration, and amounts paid by tenants for operating expenses above the levels established in their leases. These calculations exclude leases with terms of less than 12 months and leases for first generation space on properties acquired or developed by EastGroup.

FFO and PNOI are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or included in FFO are significant components in understanding and assessing the Company’s financial performance.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”) is also used by the Company’s management as a key performance measure. EBITDAre is computed in accordance with standards established by Nareit and defined as Net Income, adjusted for gains and losses from sales of real estate investments, non-operating real estate and other assets incidental to the Company’s business, interest expense, income tax expense, depreciation and amortization. EBITDAre is a non-GAAP financial measure used by the Company’s management to measure the Company’s operating performance and its ability to meet interest payment obligations and pay quarterly stock dividends on an unleveraged basis.

Debt-to-EBITDAre ratio is a non-GAAP financial measure calculated by dividing the Company’s debt by its annualized EBITDAre, and is used by the Company’s management in analyzing the financial condition and operating performance of the Company relative to its leverage.

The Company’s interest and fixed charge coverage ratio is a non-GAAP financial measure calculated by dividing the Company’s EBITDAre by its interest expense. The Company believes this ratio is useful to investors because it provides a basis for analysis of the Company’s leverage, operating performance and its ability to service the interest payments due on its debt.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601.354.3555 | www.eastgroup.net

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its third quarter, review the Company’s current operations, and present its earnings outlook for 2026 on Thursday, October 22, 2026, at 10:00 a.m. Eastern Time.  A live broadcast of the conference call is available by dialing 1-800-836-8184 (conference ID EastGroup) or by webcast through a link on the Company’s website at www.eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available on Thursday, October 22, 2026.  The telephone replay will be available through Thursday, October 29, 2026, and can be accessed by dialing 1-888-660-6345 (access code 87577#). The webcast replay can be accessed through a link on the Company’s website at www.eastgroup.net.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available under Quarterly Results in the Investor Relations section of the Company’s website at www.eastgroup.net.

COMPANY INFORMATION

EastGroup Properties, Inc. (NYSE: EGP), a member of the S&P Mid-Cap 400 and Russell 2000 Indexes, is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in high-growth markets throughout the United States with an emphasis in the states of Texas, Florida, California, Arizona and North Carolina.  The Company’s goal is to maximize shareholder value by being a leading provider in its markets of functional, flexible and quality business distribution space for location sensitive customers (primarily in the 20,000 to 100,000 square foot range).  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  The Company’s portfolio, including development projects and value-add acquisitions in lease-up and under construction, currently includes approximately 68.3 million square feet.  EastGroup Properties, Inc. press releases are available at www.eastgroup.net.

The Company announces information about the Company and its business to investors and the public using the Company's website (eastgroup.net), including the investor relations website (investor.eastgroup.net), filings with the Securities and Exchange Commission, press releases, public conference calls, and webcasts. The Company also uses social media to communicate with its investors and the public. While not all the information that the Company posts to the Company's website or on the Company's social media channels is of a material nature, some information could be deemed to be material. Therefore, the Company encourages investors, the media, and others interested in the Company to review the information that it posts on the social media channels, including Facebook (facebook.com/eastgroupproperties), LinkedIn (linkedin.com/company/eastgroup-properties-inc), and X (X.com/eastgroupprop). The list of social media channels that the Company uses may be updated on its investor relations website from time to time. The information contained on, or that may be accessed through, our website or any of our social media channels is not incorporated by reference into, and is not a part of, this document.

FORWARD-LOOKING STATEMENTS

The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “will,” “seek,” “expects,” “anticipates,” “believes,” “targets,” “intends,” “should,” “estimates,” “could,” “continue,” “assume,” “projects,” “goals,” “plans” or variations of such words and similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. For instance, the amount, timing and frequency of future dividends are subject to authorization by the Company’s Board of Directors and will be based upon a variety of factors. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601.354.3555 | www.eastgroup.net

Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to:

•international, national, regional and local economic conditions and conflicts;
•the competitive environment in which the Company operates;
•fluctuations of occupancy or rental rates;
•potential defaults (including bankruptcies or insolvency) on or non-renewal of leases by tenants, or our ability to lease space at current or anticipated rents, particularly in light of the ongoing uncertainty around interest rates, tariffs and general economic conditions;
•disruption in supply and delivery chains;
•increased construction and development costs, including as a result of tariffs or an inflationary environment;
•acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with our projections or to materialize at all;
•potential changes in the law or governmental regulations and interpretations of those laws and regulations, including changes in real estate laws, real estate investment trust (“REIT”) or corporate income tax laws, potential changes in zoning laws, or increases in real property tax rates, and any related increased cost of compliance;
•our ability to maintain our qualification as a REIT;
•natural disasters such as fires, floods, tornadoes, hurricanes, earthquakes or other extreme weather events, which may or may not be directly caused by longer-term shifts in climate patterns, could destroy buildings and damage regional economies;
•the availability of financing and capital, increases in or long-term elevated interest rates, and our ability to raise equity capital on attractive terms;
•financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest, and we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms or at all;
•our ability to retain our credit agency ratings;
•our ability to comply with applicable financial covenants;
•credit risk in the event of non-performance by the counterparties to our interest rate swaps;
•how and when pending forward equity sales may settle;
•lack of or insufficient amounts of insurance;
•litigation, including costs associated with prosecuting or defending claims and any adverse outcomes;
•our ability to attract and retain key personnel or lack of adequate succession planning;
•risks related to the failure, inadequacy or interruption of our data security systems and processes, including security breaches through cyber attacks;
•pandemics, epidemics or other public health emergencies, such as the coronavirus pandemic;
•potentially catastrophic events, such as acts of war, civil unrest and terrorism, including escalation or expansion of armed conflicts in the Middle East; and
•environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us.

All forward-looking statements should be read in light of the risks identified in Part I, Item 1A. Risk Factors within the Company’s most recent Annual Report on Form 10-K, as such factors may be updated from time to time in the Company’s periodic filings and current reports filed with the SEC.
The Company assumes no obligation to update publicly any forward-looking statements, including its Outlook for 2026, whether as a result of new information, future events or otherwise.

CONTACT

Investor@eastgroup.net
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601.354.3555 | www.eastgroup.net

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
REVENUES
Income from real estate operations	$199,400	182,089	582,926	531,989
Other revenue	37	47	98	1,882
	199,437	182,136	583,024	533,871
EXPENSES
Expenses from real estate operations	51,818	48,004	153,025	143,127
Depreciation and amortization	58,206	54,131	170,109	159,663
General and administrative	6,251	5,607	21,074	18,851
Indirect leasing costs	251	199	707	633
	116,526	107,941	344,915	322,274
OTHER INCOME (EXPENSE)
Interest expense	(9,617)	(7,685)	(27,686)	(23,400)
Gain on sales of real estate investments	—	—	30,074	—
Other income	5,086	447	8,030	1,510
NET INCOME	78,380	66,957	248,527	189,707
Net income attributable to noncontrolling interest in joint ventures	—	(14)	—	(42)
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	78,380	66,943	248,527	189,665
Other comprehensive income (loss) — Interest rate swaps	9,527	(2,139)	14,932	(13,202)
TOTAL COMPREHENSIVE INCOME	$87,907	64,804	263,459	176,463

BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$1.46	1.26	4.64	3.61
Weighted average shares outstanding — Basic	53,675	53,159	53,599	52,544
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$1.46	1.26	4.63	3.60
Weighted average shares outstanding — Diluted	53,844	53,264	53,724	52,624

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$78,380	66,943	248,527	189,665
Depreciation and amortization	58,206	54,131	170,109	159,663
Company’s share of depreciation from unconsolidated investment	31	31	93	93
Depreciation and amortization attributable to noncontrolling interest	—	(2)	(1)	(4)
Gain on sales of real estate investments	—	—	(30,074)	—
Gain on sales of non-operating real estate	(4,709)	—	(4,709)	—
FUNDS FROM OPERATIONS (“FFO”) ATTRIBUTABLE TO COMMON STOCKHOLDERS*	131,908	121,103	383,945	349,417
Gain on involuntary conversion and business interruption claims	—	—	(1,950)	(1,763)
FFO ATTRIBUTABLE TO COMMON STOCKHOLDERS, EXCLUDING GAIN ON INVOLUNTARY CONVERSION AND BUSINESS INTERRUPTION CLAIMS*	$131,908	121,103	381,995	347,654

NET INCOME	$78,380	66,957	248,527	189,707
Interest expense (1)	9,617	7,685	27,686	23,400
Depreciation and amortization	58,206	54,131	170,109	159,663
Company’s share of depreciation from unconsolidated investment	31	31	93	93
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (“EBITDA”)	146,234	128,804	446,415	372,863
Gain on sales of real estate investments	—	—	(30,074)	—
Gain on sales of non-operating real estate	(4,709)	—	(4,709)	—
EBITDA FOR REAL ESTATE (“EBITDAre”)*	$141,525	128,804	411,632	372,863

Debt	$1,806,556	1,479,819	1,806,556	1,479,819
Debt-to-EBITDAre ratio* (Annualized)	3.2	2.9	3.3	3.0

EBITDAre*	$141,525	128,804	411,632	372,863
Interest expense (1)	9,617	7,685	27,686	23,400
Interest and fixed charge coverage ratio*	14.7	16.8	14.9	15.9

DILUTED PER COMMON SHARE DATA FOR EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$1.46	1.26	4.63	3.60
FFO attributable to common stockholders*	$2.45	2.27	7.15	6.64
FFO attributable to common stockholders, excluding gain on involuntary conversion and business interruption claims*	$2.45	2.27	7.11	6.61
Weighted average shares outstanding for EPS and FFO purposes — Diluted	53,844	53,264	53,724	52,624

(1) Net of capitalized interest of $6,044 and $5,389 for the three months ended September 30, 2026 and 2025, respectively; and $17,616 and $15,889 for the nine months ended September 30, 2026 and 2025, respectively.

*This is a non-GAAP financial measure. Please refer to Definitions.

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES (Continued)
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

NET INCOME	$78,380	66,957	248,527	189,707
Gain on sales of real estate investments	—	—	(30,074)	—
Gain on sales of non-operating real estate	(4,709)	—	(4,709)	—
Gain on involuntary conversion and business interruption claims	—	—	(1,950)	(1,763)
Interest income	(100)	(174)	(539)	(683)
Other	(37)	(47)	(98)	(119)
Indirect leasing costs	251	199	707	633
Depreciation and amortization	58,206	54,131	170,109	159,663
Company’s share of depreciation from unconsolidated investment	31	31	93	93
Interest expense (1)	9,617	7,685	27,686	23,400
General and administrative expense (2)	6,251	5,607	21,074	18,851
Noncontrolling interest in PNOI of consolidated joint ventures	—	(15)	—	(46)
PROPERTY NET OPERATING INCOME (“PNOI”)*	147,890	134,374	430,826	389,736
PNOI from 2025 and 2026 acquisitions	(4,253)	(1,040)	(9,876)	(1,040)
PNOI from 2025 and 2026 development and value-add properties	(7,803)	(3,647)	(19,142)	(8,716)
PNOI from 2025 and 2026 operating property dispositions	—	(634)	(363)	(2,040)
Other PNOI	244	216	660	929
SAME PNOI (Straight-Line Basis)*	136,078	129,269	402,105	378,869
Lease termination fee income from same properties	(69)	(101)	(164)	(833)
SAME PNOI, EXCLUDING INCOME FROM LEASE TERMINATIONS (Straight-Line Basis)*	136,009	129,168	401,941	378,036
Straight-line rent adjustments for same properties	(1,702)	(3,489)	(4,537)	(9,875)
Acquired leases — Market rent adjustment amortization for same properties	(1,287)	(1,466)	(3,979)	(4,553)
SAME PNOI, EXCLUDING INCOME FROM LEASE TERMINATIONS (Cash Basis)*	$133,020	124,213	393,425	363,608

(1) Net of capitalized interest of $6,044 and $5,389 for the three months ended September 30, 2026 and 2025, respectively; and $17,616 and $15,889 for the nine months ended September 30, 2026 and 2025, respectively.

(2) Net of capitalized development costs of $2,644 and $1,716 for the three months ended September 30, 2026 and 2025, respectively; and $6,768 and $5,387 for the nine months ended September 30, 2026 and 2025, respectively.

*This is a non-GAAP financial measure. Please refer to Definitions.